JobsInSite Incorporated & NJIT Purchase Agreement

PURCHASE AGREEMENT (this “Purchase Agreement”) between JobsInSite  Incorporated (“JobsInSite”) and the Educational Opportunity Fund (EOF) Program of the New Jersey Institute of Technology (“the Partner”), dated August 14, 2006 whereby JobsInSite shall provide an agreed-upon set of  JobsInSite JobPrep Career ToolsTM (“Tools”) subject to the following terms, conditions and disclaimers.  The Tools shall include CD software of JobsInSite Incorporated that Partner and JobsInSite agree upon.

JobsInSite Responsibilities - Services provided to Partner:

JobsInSite will provide Partner with CD software whose intellectual content is fully owned by JobsInSite for offering to Partner’s students.  This software may not be reproduced or distributed beyond applicable students and related NJIT EOF personnel without the written consent of JobsInSite.  Responsibilities of JobsInSite include:

1) Customized product development for all JobsInSite Tools;

2) Production of the Tools;

3) All shipping and handling including material and direct labor costs;

JobsInSite will offer the following products to the Partner on each of the customized CDs that it produces.

Partner CD Bundle:

□

Building the Perfect Resume for that Perfect Job (A)

□

The Fantastic Interview & Negotiation:  How to Come Across as the Right Person and Get what you Want (B)

□

JobsInSite 100+ Jobs Site Analysis (C)

□

Internet Job-Hunting:  What Exists & How Best to Harness It (D)

JobsInSite will provide the CD software to Partner within 4 weeks.

Partner Responsibilities:

Partner agrees to pay invoices in a timely manner.  In particular, Partner agrees to pay the following amount for the delivery of the customized CD software.

CD Amount	Unit Price	Total Price
150 CDs	$20.25 per CD	$3037.50

Partner agrees to remit the payments according to the following schedule.

Date	Payment
August 25, 2006	$1,974.38
Upon 2 weeks of CD delivery	$1,063.12

Partner agrees to abide by the intellectual property provisions provided below.

Other Provisions:

JobsInSite Copyrights - All content included on JobsInSite (“the JobsInSite Website”) including but not limited to text, graphics, logos, button icons, and images, is JobsInSite property and protected by U.S. and international copyright laws.  All materials produced by JobsInSite are completely and totally owned by JobsInSite and may not be reproduced, re-sold, or duplicated in any fashion without the explicit written consent of JobsInSite.  The collection, arrangement, and assembly of all content on the JobsInSite Website are our exclusive property and protected by U.S. and international copyright laws.

JobsInSite Trademarks – JobsInSite.com is a trademark of JobsInSite Incorporated and applicable in the United States and all other countries.  JobsInSite graphics, logos and service names are JobsInSite trademarks and may not be used in connection with any product or service that is not JobsInSite, in any manner that is likely to cause confusion among customers or in any manner that disparages or discredits us.  Usage of the above-mentioned items cannot be used in any way that is not explicitly agreed to by JobsInSite.

I have read the terms, conditions and disclaimers related to the use of JobsInSite.com and acknowledge that by submitting this request I agree to abide by the terms set forth above.

Partner: EOP- NJIT

JobsInSite:

Lawrence Howfall

Kofi Kankam

__________________________

_______________________________

Name

Name

/s/ Lawrence Howfall

/s/ Kofi Kankam

__________________________

_______________________________

Signature

Signature

Executive Director- EOP

CEO

__________________________

_______________________________

Position

Position

9/18/06

9/18/06

Date _____________________

Date ___________________________